METROPOLITAN HEALTH NETWORKS, INC.


                       CODE OF BUSINESS CONDUCT AND ETHICS

                           Effective December 9, 2005


      The following shall constitute the Code of Business Conduct and Ethics (the "Code of Business Conduct and Ethics") of Metropolitan Health Networks,
Inc.:

I.       INTRODUCTION

         This Code of Business Conduct and Ethics covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all employees, officers and directors of Metropolitan Health Networks, Inc. and its subsidiaries and affiliated medical practices (collectively, the "Corporation"). All of the Corporation's employees, officers, directors, independent contractors, agents, consultants and representatives (the "Covered Persons") must conduct themselves accordingly and seek to avoid even the appearance of improper behavior.

         The obligations under the Code apply to our relationships with patients, affiliated hospitals and other healthcare providers, third-party payers, subcontractors, independent contractors, vendors, consultants, other Covered Persons and anyone else with whom we interact as part of the Corporation's ongoing business and medical operations.

         If a law conflicts with a policy in this Code, you must comply with the law; however, if a local custom or policy conflicts with this Code, you must comply with the Code. If you have any questions about these conflicts, you should ask your supervisor how to handle the situation.

         Those who violate the standards in this Code will be subject to disciplinary action. If you are in a situation that you believe may violate or lead to a violation of this Code, follow the guidelines described in Section XXI of this Code.

II.      COMPLIANCE WITH LAWS, RULES AND REGULATIONS

         The Corporation provides varied healthcare services in the State of Florida. These services are provided pursuant to various federal, state and local laws and regulations, including certain conditions of participation in federal healthcare programs. Such laws, regulations and conditions address subjects such as, among other things, licenses, permits, accreditation, access to treatment, consent to treatment, medical record-keeping, access to medical records and confidentiality, patient rights, clinical research, end-of-life care decision-making, provider credentialing, utilization review, financial management and reporting, Medicare and Medicaid and other government healthcare program requirements. The Corporation is subject to numerous other laws in addition to these healthcare laws and regulations.

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         We have developed policies and procedures to address many legal and regulatory requirements. However, it is impractical to develop policies and procedures that encompass each and every applicable law and regulation. Nonetheless, those legal and regulatory requirements not expressly or specifically covered in the Corporation's policies and procedures must also be followed. There is a range of expertise within the Corporation, including legal counsel and numerous experts, who should be consulted for advice concerning human resources, legal and regulatory requirements. It is the responsibility of each supervisor to be knowledgeable of any regulatory requirements that are specific to their area of responsibility and to ensure appropriate policies and procedures are in place to meet such requirements.

         Anyone aware of violations or suspected violations of law, regulations or Company policies and procedures must report them immediately to a supervisor or to a member of management or the Chief Compliance Officer.

III.     PATIENT CARE AND RIGHTS

         The Corporation's mission is to provide quality, cost-effective healthcare to all of our patients. We treat all patients with warmth, respect and dignity and provide care that is both necessary and appropriate. We make no distinction in the care we provide based on age, gender, disability, race, color, religion, national origin or ability to pay.

         We seek to involve patients and their families in all aspects of their care, where appropriate, including giving consent for treatment and making healthcare decisions. As applicable, each patient or patient representative is provided with a clear explanation of care including, but not limited to, diagnosis, treatment plan, right to refuse or accept care, care decision dilemmas, advance directive options, organ donation and procurement, and an explanation of the risks, benefits and alternatives associated with available treatment options.

         In the promotion and protection of each patient's rights, each patient and his or her representatives are accorded appropriate confidentiality, privacy, security and protective services, and the opportunity for resolution of complaints.

IV.      PERSONAL HEALTH INFORMATION

         The Corporation collects information about the patient's medical condition, history, medication and family illnesses to provide quality care. The Corporation realizes the sensitive nature of this information, acknowledges the individual right of privacy associated with personal health information and is committed to maintaining its confidentiality. Consistent with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), the Corporation does not use, disclose or discuss patient-specific information with others unless it is necessary to serve the patient or authorized by law.

         Covered Persons must never use or disclose patient health information that violates the privacy rights of our patients. In accordance with our appropriate access and privacy policies and procedures, which reflect HIPAA requirements, no Covered Person has a right to any patient information other than that necessary to perform his or her job.

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         Subject only to emergency exceptions, patients can expect that their privacy will be protected and patient specific information will be released only to persons authorized by law or by the patient's written authorization. Violations of those standards, even if inadvertent, must be reported to the Chief Compliance Officer.

V.       CODING AND BILLING FOR SERVICES

         The Corporation has implemented policies, procedures and systems to facilitate accurate billing to government payers, commercial insurance payers and patients. These policies, procedures and systems conform to pertinent federal and state laws and regulations. We prohibit any Covered Person from knowingly presenting or causing to be presented claims for payment or approval that are misleading, false, fictitious or fraudulent.

         The Corporation's physicians, practitioners and other healthcare professionals are responsible for selecting the appropriate procedure and diagnosis codes used to bill for their services. Physicians, practitioners and other healthcare personnel, along with coding personnel, have a collective responsibility to be knowledgeable about the appropriate interpretation and application of the codes used in billing for patient care services.

         In support of accurate billing, medical records must provide reliable documentation of the services we render. It is important that all individuals who contribute to medical records provide accurate information and do not destroy or inappropriately alter any information considered part of the official medical records.

VI.      INTERACTIONS WITH REFERRAL SOURCES

         Federal and state laws and regulations govern our relations with others who may refer patients to us or receive referrals from us. The applicable federal laws include the federal Anti-Kickback and Stark Laws. Florida has similar state law prohibitions.

         It is important that those Covered Persons who interact with referral sources or recipients of referrals, particularly regarding making or receiving payments for services rendered, leasing space, or recruiting physicians, are aware of the requirements of the laws, regulations and policies applicable to such relationships.

         Any business arrangement with referring physicians, hospitals or other referral sources, or with individuals or entities who receive referrals from us, must be structured to ensure compliance with applicable legal requirements, our policies and procedures and with any operational guidance that has been issued. Most arrangements must be in writing and approved by the Corporation's Law Department.

         Keeping in mind that it is essential to be familiar with the laws, regulations, and policies that govern our interactions with referral sources and recipients of referrals, two overarching principles govern these interactions:

                  We do not pay for referrals. We accept patients based solely on the patient's medical needs and our ability to render the needed services. We do not pay or offer to pay anyone - colleagues, physicians or other persons or entities - for referral of patients.

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                  We do not accept payments for referrals we make. No Covered
Person or any other person acting on our behalf is permitted to solicit or receive anything of value, directly or indirectly, in exchange for the referral of patients. Similarly, when making patient referrals to another healthcare provider, we do not take into account the volume or value of referrals that the provider has made (or may make) to us.]

VII.     LICENSURE AND CERTIFICATION

         Covered Persons and other healthcare practitioners retained by the Corporation in positions which require professional licenses, certifications or other credentials are responsible for maintaining the current status of their credentials and shall comply at all times with federal and state requirements applicable to their respective disciplines. To assure compliance, the Corporation may require evidence of the individual or facility having a current license or credential status.

         The Corporation does not allow any Covered Person or other healthcare practitioner to work without valid, current licenses or credentials, or to otherwise provide services unless fully authorized to do so by law.

VIII.    CONFLICTS OF INTEREST

         A "conflict of interest" exists when a person's private interest interferes, or appears to interfere, with the interests of the Corporation. A conflict situation can arise when a Covered Person takes actions or has interests that may make it difficult to perform his or her Corporation work objectively and effectively. Conflicts of interest also may arise when a Covered Person, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Corporation. Loans to, or guarantees of obligations of, Covered Persons or their family members may create conflicts of interest.

         It is almost always a conflict of interest for a Corporation employee to work simultaneously for a competitor, customer or supplier. You are not allowed to work for a competitor as a consultant or board member. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf.

         Conflicts of interest are prohibited as a matter of Corporation policy, except under guidelines approved by the Board of Directors. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management or the Corporation's Law Department. Any Covered Person who becomes aware of a conflict or a potential or apparent conflict should bring it to the attention of a supervisor, manager or other appropriate personnel, or consult the procedures described in Section XXI of this Code.

IX.      INSIDER TRADING

         Covered Persons who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business. All non-public information about the Corporation should be considered confidential information. To use non-public information for personal financial benefit or to "tip" others who might make an investment decision on the basis of this information is not only unethical but also illegal. If you have any questions, please consult the Corporation's Law Department.

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X.       CORPORATE OPPORTUNITIES

         Covered Persons are prohibited from taking for themselves personally opportunities that are discovered through the use of corporate property, information or position without the consent of the Board of Directors. No Covered Person may use corporate property, information, or position for improper personal gain, and no employee may compete with the Corporation directly or indirectly. Covered Persons owe a duty to the Corporation to advance its legitimate interests when the opportunity to do so arises.

XI.      COMPETITION AND FAIR DEALING

         We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each Covered Person should endeavor to respect the rights of and deal fairly with the Corporation's customers, patients, suppliers, competitors and employees. No Covered Person should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.

         To maintain the Corporation's valuable reputation, compliance with our quality processes and safety requirements is essential. In the context of ethics, quality requires that our products and services be designed and manufactured to meet our obligations to customers. All inspection and testing documents must be handled in accordance with all applicable regulations.

         The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be offered, given, provided or accepted by any Covered Person or family member of a Covered Person unless it: (1) is not a cash gift; (2) is consistent with customary business practices; (3) is not excessive in value; (4) cannot be construed as a bribe or payoff; and (5) does not violate any laws or regulations. Please discuss with your supervisor any gifts or proposed gifts that you are not certain are appropriate.

XII.     DISCRIMINATION AND HARASSMENT

         The diversity of the Corporation's employees is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment or any kind. Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.

XIII.    HEALTH AND SAFETY

         The Corporation strives to provide each employee with a safe and healthful work environment. Each employee has responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions.

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         Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The use of illegal drugs in the workplace will not be tolerated.

XIV.     RECORD-KEEPING

         The Corporation requires honest and accurate recording and reporting of information in order to make responsible business decisions. For example, only the true and actual number of hours worked should be reported.

         Many employees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your supervisor or your controller. Rules and guidelines are available from the Accounting Department.

         All of the Corporation's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Corporation's transactions and must conform both to applicable legal requirements and to the Corporation's system of internal controls. Unrecorded or "off the books" funds or assets should not be maintained unless permitted by applicable law or regulation.

         Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos and formal reports. Records should always be retained or destroyed according to the Corporation's record retention policies. In accordance with those policies, in the event of litigation or governmental investigation it is essential to follow the advice of the Corporation's Law Department. Whenever litigation or an investigation is pending or threatened every potentially relevant document must be preserved unless destruction has been approved by the Law Department.

XV.      CONFIDENTIALITY

         Covered Persons must maintain the confidentiality of confidential information entrusted to them by the Corporation or its customers, except when disclosure is authorized by the Law Department or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Corporation or its customers, if disclosed. It also includes information that suppliers and customers have entrusted to us. The obligation to preserve confidential information continues even after employment ends.

XVI.     PROTECTION AND PROPER USE OF CORPORATION ASSETS

         All Covered Persons should endeavor to protect the Corporation's assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Corporation's profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. All Corporation assets should be used for legitimate business purposes. Corporation equipment should not be used for non-Corporation business, though incidental personal use may be permitted.

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         The obligation of Covered Person to protect the Corporation's assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Corporation policy. It could also be illegal and result in civil or even criminal penalties.

XVII.    PAYMENTS TO GOVERNMENT PERSONNEL

         The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country.

         In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Corporation policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. The Corporation's Law Department can provide guidance to you in this area.

XVIII.   DISCLOSURE POLICY

         It is the Corporation's policy to provide full, fair, accurate, timely and understandable disclosure in all documents required to be filed with or furnished or submitted to the Securities and Exchange Commission and in all other public communications. The Company expects all Covered Persons to act in a manner that supports this policy. In addition, Covered Persons are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead the Corporation's independent auditors for the purpose of rendering the financial statements of the Corporation misleading.

XIX.     WAIVERS OF THE CODE OF BUSINESS CONDUCT AND ETHICS

         Any waiver of this Code for executive officers or directors may be made only by the Board or a Board committee and will be promptly disclosed to shareholders as required by law or stock exchange regulation.

XX.      REPORTING ANY ILLEGAL OR UNETHICAL BEHAVIOR

         Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and when in doubt about the best course of action in a particular situation. It is the policy of the Corporation not to allow retaliation for reports of misconduct by others made in good faith by employees. Covered Persons are expected to cooperate in internal investigations of misconduct.

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XXI.     COMPLIANCE PROCEDURES

         We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know right from wrong. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

         o Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

         o Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

         o Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

         o Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your supervisor's responsibility to help solve problems.

         o Seek help from Corporation resources. In the rare case where it may not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, discuss it locally with your office manager or your Human Resources manager. If that also is not appropriate, call 877-874-8416, the Corporation's toll-free Ethics Line, which will put you in direct contact with the appropriate people, or you can visit the Corporation's web-based communications system at metcare.silentwhistle.com. If you prefer to write, address your concerns to: Chief Compliance Officer, 250 S. Australian Avenue, Suite 400, West Palm Beach, Florida 33401.

         o You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected. The Corporation does not permit retaliation of any kind against employees for good faith reports of ethical violations.

         o Always ask first, act later: If you are unsure of what to do in any situation, seek guidance before you act.

XXII.    ACCOUNTABILITY

         You will be accountable for adherence to this Code of Business Conduct and Ethics. Violations of this Code of Business Conduct and Ethics may result in a variety of disciplinary actions, including termination of employment and civil or criminal penalties.

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XXIII.   CERTIFICATION


         This Code of Business Conduct and Ethics was duly approved and adopted by the Board of the Corporation on the 9th day of December, 2005.





                                     /s/ Roberto Palenzuela

                                     ------------------------------
                                     Roberto L. Palenzuela, Secretary
























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